SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

08/05/2002

Date of Report (Date of earliest event reported):

Simtrol, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10927 (Commission File Number)	84-1104448 (IRS Employer Identification Number)

5801 Goshen Springs Norcross, Georgia (Address of principal executive offices)		30071 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-7566

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On August 5, 2002, Simtrol, Inc., completed the sale of 1,627,000 of its common shares for aggregate gross proceeds of $325,400, in a private placement of its stock to a limited number of accredited investors, including two Board members. The share price was $0.20 per share. Offering costs totaled approximately $70,000. The proceeds of the offering will be used to fund current operational and overhead expenses of the company.

This report does not constitute an offer to sell or a solicitation of an offer to buy the common stock. The offering of the common stock has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The common stock may not be offered or sold in the United States or to U.S. persons except pursuant to exemptions from the registration requirements of such laws.

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to projected financial results and plans for future sales and business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The words “may,” “would,” “could,” “believe,” “intend,” “expect,” “estimates,” “anticipates,” “intend,” and similar expressions and variations thereof are intended to identify forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition, the market acceptance of ONGOER as an alternative to hardware-based control systems, and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q.

Date: August 8, 2002

Simtrol, Inc.

	By:	/s/ Richard W. Egan

Richard W. Egan
President and Chief Executive Officer